UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2004

CHECKFREE CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     CheckFree Corporation (“CheckFree” or the “Company”) announced today that it has completed the closing of its acquisition of American Payment Systems, Inc., a subsidiary of UIL Holding Corporation (“APS”). CheckFree has purchased all of the outstanding shares of APS for approximately $110 million in cash, subject to certain post-closing adjustments. The closing was effective on June 22, 2004.

     APS enables 7 million households to pay for services in-person through a national network of about 10,000 retail and agent locations. The new bill payment channel extends CheckFree’s reach in electronic billing and payment by reaching 70 percent of consumers in the top 75 metropolitan markets who pay their bills in person at retail locations. In addition, APS serves hundreds of billers with contracted payment services and manages a growing network of non-contracted billers for electronic transaction processing. The acquisition combines the APS footprint with CheckFree’s current electronic billing and payment infrastructure to offer billing organizations a wider number of payment processing services from a single company.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description

	99.1*	CheckFree Corporation’s Press Release dated June 22, 2004.

* Such press release is being “furnished” (not filed) pursuant to Item 9 of this Current Report on Form 8-K.

Item 9. Regulation FD Disclosure.

     On June 22, 2004, CheckFree issued a press release updating its previously announced financial expectations for its current fiscal year, which ends June 30, 2004, as a result of its acquisition of APS (the “Press Release”). Pursuant to General Instruction F of Form 8-K, a copy of the Press Release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information in this Item 9 of Form 8-K, as well as Exhibit 99.1, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

     CheckFree announced that for the remainder of the month of June, it expects APS to add approximately $1.0 million to CheckFree revenue. For the fourth quarter of fiscal 2004, CheckFree expects the acquisition to be less than one cent dilutive to GAAP earnings per share due to charges associated with closing the transaction, and expects the acquisition to be modestly accretive to underlying earnings per share. CheckFree further announced that it is now projecting fourth quarter revenue in the range of $156 to $161 million. GAAP earnings per share in the fourth quarter are projected in the range of $0.06 to $0.10, while underlying earnings per share in the fourth quarter are expected to be $0.28 to $0.30. These projections for GAAP and underlying earnings per share are essentially unchanged from CheckFree’s prior announcement of fourth quarter expectations on April 20, 2004. The APS business operations and financial results will be reported as part of the Electronic Commerce Division.

     The difference between GAAP (Generally Accepted Accounting Principles) earnings and underlying earnings expected in the fourth quarter is due to acquisition-related amortization expense.

Use of Non-GAAP Financial Information

     Management evaluates the Company’s operations using measures of underlying income, underlying earnings per share, and free cash flow, which the Company defines as GAAP net cash from operating activities less capital expenditures. These financial measures are not prepared in accordance with GAAP and they exclude or include items that represent either non-cash charges that do not impact the Company’s free cash flow or other items that are evaluated separately as they arise. The Company believes these measures are useful to investors because they reflect the performance of the Company’s core operations and are consistent with the Company’s internal performance measures. Further, the Company considers free cash flow to be a measure of liquidity that provides useful information to management and investors about the amount of cash generated by the Company after the acquisition of property and equipment, which can be used for strategic and other purposes. CheckFree’s underlying results and free cash flow should be considered in addition to, and not as a substitute for, our GAAP results.

Forward-Looking Statements

     Certain of CheckFree’s statements contained or incorporated by reference in this Form 8-K are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in CheckFree’s business, and other risks and uncertainties detailed from time to time in CheckFree’s periodic reports filed with the Securities and Exchange Commission, including CheckFree’s Annual Report on Form 10-K for the year ended June 30, 2003 (filed September 15, 2003), Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (filed November 13, 2003), Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 (filed February 12, 2004), and Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (filed May 14, 2004). One or more of these factors have affected, and could in the future affect CheckFree’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements contained or incorporated by reference in this Form 8-K will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by CheckFree, or any other person, that the objectives and plans of CheckFree will be achieved. All forward-looking statements contained or incorporated by reference in this Form 8-K are based on information presently available to management, and CheckFree assumes no obligation to update any forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKFREE CORPORATION
Date: June 22, 2004	By:	/s/ David E. Mangum
David E. Mangum, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	CheckFree Corporation’s Press Release dated June 22, 2004.

* Such press release is being “furnished” (not filed) pursuant to Item 9 of this Current Report on Form 8-K.

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